UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): December 15, 2008
SPACEDEV, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28947	84-1374613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
13855 Stowe Drive Poway, California 92064
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 375-2000
Not applicable (Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 15, 2008, SpaceDev, Inc. (the “Company”) held its annual meeting of stockholders.  At the meeting, the stockholders approved and adopted the Agreement and Plan of Merger dated October 20, 2008, among the Company, Sierra Nevada Corporation and a wholly-owned subsidiary of Sierra Nevada Corporation.  As previously reported, such Agreement contemplates a reverse triangular merger in which the Company would be acquired for cash and would become a wholly-owned subsidiary of Sierra Nevada Corporation.  The Company anticipates that, subject to satisfaction or waiver of the closing conditions set forth in such Agreement, such merger will be consummated on December 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    SPACEDEV, INC.

Date: December 15, 2008                                                                By:      /s/ Richard B. Slansky
      Richard B. Slansky
      President